Exhibit 10.6(b)










                         EMPLOYMENT PROTECTION AGREEMENT

         THIS EMPLOYMENT PROTECTION AGREEMENT (this "Agreement") is entered into on December 8, 1997, by and between AMERICAN SAFETY RAZOR COMPANY, a Delaware corporation (the "Company"), and WILLIAM C. WEATHERSBY, an individual ("Executive").

                                   WITNESSETH:

         WHEREAS, Executive is currently employed as the President and Chief Operating Officer of the Company;

         WHEREAS, the board of directors of the Company considers it to be in the best interests of the Company to foster the continued employment of certain key management personnel; and

         WHEREAS, the board of directors of the Company recognizes that the possibility of the sale of the Company exists and, as a result, the board of directors has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication to the Company of the Executive as a member of the Company's management team;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         1. Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

         a. "Cause" shall mean any one of the following: (i) the conviction of Executive of any crime or criminal offense involving monies or other property or any felony; (ii) the breach by Executive of any of his fiduciary duties of loyalty as an officer of the Company; (iii) the repeated and willful failure of Executive to diligently, faithfully and competently perform his duties; and (iv) the material violation by Executive of the terms of any agreement with the Company after a reasonable notice of such violation and an opportunity to cure.

         b.   "Change  of  Control"   shall  mean  (a)  the  purchase  or  other
acquisition, pursuant to the sale process recently approved by the board of directors of the Company, by any person(s) or entity, within the meaning of
Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, for this purpose, the Jordan Group (defined herein), the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of (i) beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then-outstanding shares of voting common stock of the Company, (ii) all or substantially all of the assets of the Company or (iii) that number of shares of voting common stock owned by the members of the Jordan Group which results in the Jordan Group beneficially owning less than three and one-half percent (3.5%) of the then outstanding voting common stock of the Company, or (b) pursuant to such sale process, resignation or removal of all the members of the Jordan Group from the

Board of Directors of the Company. Notwithstanding the foregoing, a sale, spin-off, joint venture or other business combination by the Company, which involves one or more, but not substantially all, of the Company's divisions or subsidiaries and is approved by a majority vote of the board of directors of the Company, shall not be deemed to be a Change of Control.

            c. "Effective Date" shall mean the first date on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if Executive's employment with the Company is terminated by the Company and such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control, or (ii) otherwise arose in connection with, or in anticipation of, a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

          d. "Jordan Group" shall collectively mean Jordan Industries, Inc., The Jordan Company, Leucadia Investors Inc., Jordan/Zalaznick Capital Corporation, MCIT PLC and their respective partners, shareholders, direct and indirect subsidiaries, and any other Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with them, and John W. Jordan II, Thomas H. Quinn, David W. Zalaznick, John R. Lowden and Jonathan F. Boucher. For purposes of this definition, the term "Person" shall include any single individual, any single entity and, in either case, their "Affiliates" as that term is defined under the Exchange Act.

         2. Duties. While employed by the Company, Executive shall diligently, faithfully and competently perform the duties of the offices of President and Chief Operating Officer and shall devote as much of his productive time and abilities to the performance of such duties as is required to accomplish such duties.

         3. Compensation; Change of Control Payment.

         a. While Executive is employed by the Company, the Company will pay Executive such compensation and benefits as agreed upon from time to time by the parties hereto.

         b. In the event of a Change of Control, on an Effective Date, the Company shall pay Executive a lump sum in cash consisting of, (i) six month's base salary (excluding benefits) at the rate in effect as of the Effective Date and (ii) an amount equal to 50% of Executive's "target" bonus (excluding stock bonuses or stock options) for the fiscal year in which the Change of Control occurs (items (i) and (ii) are collectively referred to as the "Change of Control Payment"). The amounts payable to Executive pursuant to this Section 3(b) shall be in addition to any salary, bonus or benefits payable to or accrued to Executive as of an Effective Date.

         4. Severance Payment.

         a. Subject to Sections 6 and 7 hereof, if as of an Effective Date (i) Executive is not hired by the Company or its successor to serve as President or such similar position, or within twelve months after such Effective Date, (ii) Executive's employment is terminated by the Company or its successor for any reason other than the voluntary termination by Executive, termination of Executive for cause, or the death of Executive, (iii) the location of the office where Executive is required to perform the majority of his duties for the Company is relocated, without Executive's consent, to a location more than 70 miles from Verona, Virginia or (iv) without Executive's concurrence, Executive's duties as set forth in Section 2 hereof or Executive compensation during the twelve months prior to an Effective Date are materially reduced (items (i)-(iv) each being referred to as a "Termination Event"), the Company shall pay Executive an amount equal to the Change of Control Payment (such amount being referred to as the "Severance Payment"). All amounts payable by the Company to Executive pursuant to this Section 4 shall be in addition to any other amounts payable under this Agreement and shall be paid, at the option of Executive: (A) in a lump sum in cash within 10 days of the date of the Termination Event; or
(B) in accordance with the payroll schedule of the Company in effect as of the date of the Termination Event, and, in addition, Executive shall be entitled to continue to receive, at the Company's cost, the Base Benefits (defined herein) he receives as of the date of the Termination Event until such time as the Severance Payment has been paid in full, provided, however, if prior to the full payment of the Severance Payment, Executive becomes employed with another entity, upon Executive's delivery of written notice informing the Company of such employment, the Company shall pay Executive a lump sum in cash equal to the unpaid amount, if any, of the Severance Payment and Executive shall no longer be entitled to receive the Base Benefits. As used in this Section 4(a), "Base Benefits" shall mean life insurance, disability insurance and health insurance. Pursuant to clause (B) of this Section 4(a), Executive shall not be entitled to receive any benefits other than the Base Benefits, including, but not limited to, participation in any 401(k), profit sharing or retirement plans or the payment or reimbursement of any automobile expenses or social club dues.

         b. Executive shall exercise his payment option under Section 4(a) by delivering written notice to the Company within five (5) days after the date of the Termination Event, provided, however, in the event Executive fails to deliver such written notice, the Severance Payment shall be paid in accordance with clause A of Section 4(a).

         5. Stock Options. As of the date of a Termination Event, any stock options previously granted to Executive under any stock option plan of the Company or any of its subsidiaries, whether or not vested, shall become immediately exercisable. Executive shall have one year after the date of the Termination Event to exercise such options. The provisions of the foregoing sentence will supersede and amend any inconsistent provision in the terms of any agreement granting stock options to Executive.

         6.  Release.  As a condition to  receiving  the amounts  payable  under
Section 4 and exercising any stock options pursuant to Section 5, Executive must provide the Company with a release, satisfactory to the Company in its reasonable discretion, of all claims, charges and causes of action Executive may have arising out of or relating in any way to Executive's employment by the Company and its affiliated companies and the termination of such employment.

         7. Termination. Except as may otherwise be provided below, the employment of Executive by the Company is "at will" and, prior to an Effective Date, Executive's employment may be terminated by either the Executive or the Company, in which case Executive shall have no further rights under this Agreement (except as provided in the next sentence) and the Company shall be released from its obligations under this Agreement. Notwithstanding the previous sentence, if the Company shall terminate Executive's employment without Cause within 120 days of an Effective Date, subject to the terms of Sections 6, 8 and 9, Executive shall be entitled to receive the benefit of this Agreement. This Agreement shall expire on December 31, 2002, unless sooner terminated as provided for above and upon such expiration, Executive shall have no further rights under his Agreement and the Company shall be released from its obligations under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, Sections 8 and 9 of this Agreement shall survive the termination or expiration of this Agreement.

         8. Restrictive Covenants. In consideration of this Agreement, Executive agrees that for the one year period after his employment is terminated for any reason, Executive shall not:

         a. directly or indirectly, either individually or as a principal, partner, agent, employee, employer, consultant, stockholder, joint venturer, or investor, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, engage in, assist or have any active interest in a business located anywhere in United States, Israel, Germany, the Dominican Republic, Puerto Rico, Canada, Mexico or the United Kingdom that manufactures or distributes razor blades, razors, cotton fiber products in the health and beauty aids business segment, or foot care or soap products in the health and beauty aids business segment, or that otherwise competes with or is substantially similar in concept, design, format, or otherwise to the business conducted by the Company and its subsidiaries on the date hereof or at any time prior to the date on which Executive's employment is terminated. Notwithstanding the above, this paragraph shall not be construed to prohibit Executive from owning less than three percent (3%) of the outstanding securities of a
corporation   which  is   publicly   traded   on  a   securities   exchange   or
over-the-counter.

         b. directly or indirectly, either individually, or as a principal, partner, agent, employee, employer, consultant, stockholder, joint venturer, or investor, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, (i) divert or attempt to divert from the Company any business with any customer or account with which Executive had any contact or association, which was under the supervision of Executive, or the identity of which was learned by Executive as a result of Executive's employment with the Company, or (ii) induce any salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber or other person transacting business with the Company to terminate their relationship or association with the Company, or to represent, distribute or sell services or products in competition with services or products that are provided by or produced by the Company at any time prior to the date on which Executive's employment is terminated, or (iii) induce or cause any employee of the Company or its affiliates to leave the employ of the Company or any affiliate of the Company.

         9. Non-Disclosure. Executive shall not at any time or in any manner, directly or indirectly, use or disclose to any party other than the Company, it subsidiaries or their successors any trade secrets or other confidential information (defined herein) learned or obtained by him while a stockholder, officer or director of the Company. As used herein, the term "Confidential Information" means information disclosed to or known by Executive as a consequence of his position with the Company and not generally known in the industry in which the Company or its subsidiaries are engaged and that in any relates to the Company's or any of its subsidiaries' products, processes, services, inventions (whether patentable or not), formulas, techniques or know-how, including, but not limited to, information relating to distribution, systems and methods, research, development, manufacturing, purchasing, accounting, engineering, marketing, merchandising and selling. Executive acknowledges that the release of any Confidential Information of the Company, any of its subsidiaries or their successors to unauthorized persons would be extremely detrimental to the Company and agrees to use its best efforts to safeguard such Confidential Information from unauthorized persons. Upon a Termination Event, or whenever the Company shall request, Executive shall deliver and return promptly to the Company all tangible embodiments (including all copies) of the Confidential Information in the possession or under the control of Executive.

         10. Successors.

         a. This Agreement shall inure to the benefit of and be enforceable by Executive and Executive's legal representative.

         b. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         c. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, sale of assets or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         11. Mitigation. The Company acknowledges and agrees that in the event of a Termination Event, Executive shall not be required to mitigate the amount of the Severance Payment by seeking other employment or otherwise.

         12. Miscellaneous.

         a. This Agreement shall be governed by and construed in accordance with the laws of the state of Virginia, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

         b. This Agreement may be amended, changed or modified only pursuant to a written document signed by both the Company and the Executive.

         c. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to Executive:

               William C. Weathersby
               2 Old Mill Road
               Charlottesville, Virginia 22901

               If to the Company:

               American Safety Razor Company
               P.O. Box 500
               Staunton, Virginia 24402-0500

Notices and communications shall be effective at the time they are given in the foregoing manner.

         d. The Company shall withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as may be required to be withheld pursuant to any applicable law or regulation.

         e. A party's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         f. If any legal action or other proceeding is commenced to enforce or interpret any provision of, or otherwise relating to this Agreement, the losing party shall pay the prevailing party's reasonable expenses incurred in the investigation of any claim leading to the proceeding, preparation for and participation in the proceeding, any appeal or other post judgment motion and any action to enforce or collect the judgment, including contempt, garnishment, levy, discovery or bankruptcy. "Expenses" shall include, without limitation, reasonable court or other proceeding costs and reasonable experts' and reasonable attorneys' fees and their expenses. The phrase "prevailing party" shall mean the party who is determined in the proceeding to have prevailed and who prevails by dismissal, default or otherwise.

                         [SIGNATURES ON THE NEXT PAGE]

         IN WITNESS WHEREOF, the foregoing Agreement was executed on December 8, 1997.



                              AMERICAN SAFETY RAZOR COMPANY



                              By:/s/ Thomas H. Quinn
                                 ---------------------------
                                 Thomas H. Quinn, Chairman of
                                 the Board and Chief Executive Officer




                                 /s/ William C. Weathersby
                                 ---------------------------
                                 William C. Weathersby